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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to Registration Statement (Form S-3 No. 333-32909) and Post-Effective Amendment No. 2 to Registration Statement (Form S-3 Nos. 333-15089 and 333-15089-01 through -04) and the related Prospectus of Bankers Trust New York Corporation and to the incorporation by reference therein of our report dated January 23, 1997, except for Note 28, as to which the date is March 6, 1997, with respect to the consolidated financial statements of Bankers Trust New York Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996, prior to their restatement for the 1997 pooling-of-interests with Alex. Brown Incorporated, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP


New York, New York
September 25, 1997